EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Third Quarter Ended
(Unaudited, amounts in thousands, except per share data)	1/28/12	1/22/11
Sales	$316,515	$291,943
Cost of sales	216,724	203,597
Gross profit	99,791	88,346
Selling, general and administrative expense	82,771	78,354
Operating income	17,020	9,992
Interest expense	274	561
Interest income	138	250
Income from Continued Dumping and Subsidy Offset Act, net	1,415	903
Other income (expense), net	(89)	251
Income before income taxes	18,210	10,835
Income tax expense	2,864	2,451
Net income	15,346	8,384
Net (income) loss attributable to noncontrolling interests	(388)	1,626
Net income attributable to La-Z-Boy Incorporated	$14,958	$10,010

Basic weighted average shares outstanding	51,811	51,865
Basic net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.19

Diluted weighted average shares outstanding	52,379	52,270
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.19

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Nine Months Ended
(Unaudited, amounts in thousands, except per share data)	1/28/12	1/22/11
Sales	$904,288	$848,239
Cost of sales	627,786	601,953
Gross profit	276,502	246,286
Selling, general and administrative expense	243,761	232,605
Operating income	32,741	13,681
Interest expense	1,087	1,743
Interest income	487	716
Income from Continued Dumping and Subsidy Offset Act, net	1,737	903
Other income (expense), net	176	182
Income before income taxes	34,054	13,739
Income tax expense (benefit)	(34,820)	3,126
Net income	68,874	10,613
Net (income) loss attributable to noncontrolling interests	(510)	3,126
Net income attributable to La-Z-Boy Incorporated	$68,364	$13,739

Basic weighted average shares outstanding	51,928	51,835
Basic net income attributable to La-Z-Boy Incorporated per share	$1.29	$0.26

Diluted weighted average shares outstanding	52,440	52,242
Diluted net income attributable to La-Z-Boy Incorporated per share	$1.28	$0.26

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	1/28/12	4/30/11
Current assets
Cash and equivalents	$148,074	$115,262
Receivables, net of allowance of $24,016 at 1/28/12 and $23,937 at 4/30/11	158,439	161,299
Inventories, net	134,170	138,444
Deferred income tax assets - current	20,242	0
Other current assets	16,601	17,218
Total current assets	477,526	432,223
Property, plant and equipment, net	114,944	120,603
Trade names	3,100	3,100
Deferred income tax assets – long-term	30,590	2,883
Other long-term assets, net	35,427	34,646
Total assets	$661,587	$593,455

Current liabilities
Current portion of long-term debt	$1,823	$5,120
Accounts payable	48,375	49,537
Accrued expenses and other current liabilities	86,048	77,447
Total current liabilities	136,246	132,104
Long-term debt	28,010	29,937
Other long-term liabilities	62,401	67,274
Contingencies and commitments	0	0
Shareholders’ equity
Common shares, $1 par value – 150,000 authorized; 51,724 outstanding at 1/28/12 and 51,909 outstanding at 4/30/11	51,724	51,909
Capital in excess of par value	226,634	222,339
Retained earnings	170,007	105,872
Accumulated other comprehensive loss	(18,834)	(18,804)
Total La-Z-Boy Incorporated shareholders' equity	429,531	361,316
Noncontrolling interests	5,399	2,824
Total equity	434,930	364,140
Total liabilities and equity	$661,587	$593,455

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended
(Unaudited, amounts in thousands)	1/28/12	1/22/11
Cash flows from operating activities
Net income	$68,874	$10,613
Adjustments to reconcile net income to cash provided by (used for) operating activities
Loss on disposal of assets	119	112
Gain on deconsolidation of VIE	(1,125)	0
Deferred income tax expense/(benefit)	(48,042)	11
Provision for doubtful accounts	3,115	3,739
Depreciation and amortization	18,054	17,745
Stock-based compensation expense	4,295	3,043
Pension plan contributions	(2,790)	(2,500)
Change in receivables	2,548	10,995
Change in inventories	2,203	(14,138)
Change in other assets	1,657	(3,120)
Change in payables	(785)	(3,232)
Change in other liabilities	7,733	(12,552)
Net cash provided by operating activities	55,856	10,716

Cash flows from investing activities
Proceeds from disposal of assets	257	423
Capital expenditures	(11,518)	(8,169)
Purchases of investments	(6,462)	(8,290)
Proceeds from sales of investments	6,429	8,013
Cash effects on deconsolidation of VIE	(971)	(632)
Other	(685)	(51)
Net cash used for investing activities	(12,950)	(8,706)

Cash flows from financing activities
Proceeds from debt	0	30,488
Payments on debt	(5,708)	(31,450)
Payments for debt issuance costs	(568)	0
Stock issued from stock and employee benefit plans	718	58
Purchases of common stock	(4,517)	0
Net cash used for financing activities	(10,075)	(904)

Effect of exchange rate changes on cash and equivalents	(19)	99
Change in cash and equivalents	32,812	1,205
Cash and equivalents at beginning of period	115,262	108,427
Cash and equivalents at end of period	$148,074	$109,632

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Third Quarter Ended		Nine Months Ended
(Unaudited, amounts in thousands)	1/28/12	1/22/11	1/28/12	1/22/11
Sales
Upholstery Group	$249,348	$225,213	$708,210	$652,025
Casegoods Group	34,228	35,426	104,302	111,785
Retail Group	58,387	44,146	159,912	118,699
VIEs, net of intercompany sales eliminations	2,737	10,173	8,840	25,459
Corporate and Other	391	612	1,802	1,438
Eliminations	(28,576)	(23,627)	(78,778)	(61,167)
Consolidated Sales	$316,515	$291,943	$904,288	$848,239
Operating Income (Loss)
Upholstery Group	$22,603	$18,468	$54,721	$45,580
Casegoods Group	1,840	1,648	4,359	4,599
Retail Group	(646)	(2,759)	(6,707)	(12,043)
VIEs	596	(1,130)	959	(3,842)
Corporate and Other	(7,373)	(6,235)	(20,591)	(20,613)
Consolidated Operating Income	$17,020	$9,992	$32,741	$13,681